Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On January 11, 2024, Xos, Inc., a Delaware corporation (“Xos”), and ElectraMeccanica Vehicles Corp., a corporation existing under the laws of the Province of British Columbia (“ElectraMeccanica”), entered into an arrangement agreement (the “Arrangement Agreement”). On March 26, 2024, Xos acquired all of the issued and outstanding common shares of ElectraMeccanica (the “ElectraMeccanica Shares”), in a cashless transaction, under the Business Corporations Act (British Columbia) (the “Arrangement”). The completion of the acquisition has been reflected in Xos unaudited consolidated financial statements for the quarter ended March 31, 2024.

As purchase consideration Xos issued 1,766,388 shares (“Consideration Shares”) of Xos’ common stock, $0.0001 par value per share (“Xos Common Stock”) at the effective time of the Arrangement (the “Effective Time”). At completion of the Arrangement, Xos stockholders and ElectraMeccanica shareholders maintained approximately 79% and 21% of the combined company, respectively, based on net cash of ElectraMeccanica of $47.8 million (net of costs paid at closing).

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, have been prepared in accordance with Article 11 of Regulation S-X (as amended by final rule, Release No. 33-10786) and are presented to give effect to transaction accounting adjustments, for the Arrangement including:

i.	the issuance of 1,766,388 Xos common shares to ElectraMeccanica’s shareholders as purchase consideration;

ii.	the recording of assets acquired and liabilities assumed by Xos

The unaudited pro forma condensed combined financial information is based upon available information and certain assumptions that the Company believes are reasonable to apply to the pro forma periods presented under the circumstances and give pro forma effect in accounting for the Arrangement. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with historical financial information below:

i.	the audited consolidated financial statements of the Company as of and for the year ended December 31, 2023; and

ii.	the audited consolidated financial statements of ElectraMeccanica as of and for the year ended December 31, 2023.

The unaudited pro forma condensed combined statements operations for the year ended December 31, 2023 has been prepared as if the Arrangement described above had taken place on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet as of December 31, 2023, assumes the Arrangement was consummated on December 31, 2023.

The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position and results of operations that would have been realized had the Arrangement occurred on the dates indicated, nor is it meant to be indicative of any future consolidated financial position and results of operations that the combined company will experience. The unaudited pro forma combined financial information does not reflect any adjustment for costs of, or related liabilities for, any integration and similar activities, or benefits. The Company does not expect to realize on potential synergies as a result of the acquisition.

Xos, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2023

(in thousands, except par value)

	Xos, Inc.		Pro Forma Adjustments
	and Subsidiaries Historical	ElectraMeccanica Vehicles Corp. Historical	Reclassification Adjustments (Note 3)	Transaction Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	11,640	$65,455	$-	$(10,327)	a	$66,768
Accounts receivable, net	15,142	142	(142)	-		15,142
Inventories	37,843	2,370	-	(2,370)	c	37,843
Prepaid expenses and other current assets	7,070	2,888	142	(1,408)	c	8,692
Total current assets	71,695	70,855	-	(14,105)		128,445
Property and equipment, net	14,660	11,091	-	(11,091)	c	14,660
Operating lease right-of-use assets, net	4,991	7,336	-	(7,336)	d	4,991
Other non-current assets	2,338	3,712	-	(2,418)	c	3,632
Restricted Cash	-	1,116	-	-		1,116
Total assets	$93,684	$94,110	$-	$(34,950)		$152,844

Liabilities and stockholders' equity
Accounts payable	$2,756	$4,242	$-	$(301)	e	$6,697
Other current liabilities	16,817	-	34	1,412	d	18,263
Customer deposits	-	34	(34)	-		-
Current portion of lease liabilities	-	1,029	-	(1,029)	d	-
Total current liabilities	19,573	5,305	-	82		24,960
Convertible debt, non-current	19,920	-	-	-		19,920
Earn-out shares liability	39	-	-	-		39
Common stock warrant liability	395	-	-	-		395
Other non-current liabilities	8,561	-	-	16,335	d	24,896
Share-based compensation liability	-	250	-	(250)	f	-
Non-current portion of lease liabilities	-	15,493	-	(15,493)	d	-
Total liabilities	48,488	21,048	-	674		70,210
Commitments and contingencies
Stockholders’ equity:
Common Stock $0.0001 par value	1	-	-	-	b	1
Additional paid-in capital	198,456	398,868	-	(361,430)	b	235,894
Accumulated deficit	(153,261)	(330,387)	-	330,387	b	(153,261)
Accumulated other comprehensive loss	-	4,581	-	(4,581)	b	-
Total stockholders’ equity	45,196	73,062	-	(35,624)		82,634
Total liabilities and stockholders’ equity	$93,684	$94,110	$-	$(34,950)		$152,844

See accompanying notes to the unaudited pro forma combined financial information.

Xos, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

Year ended December 31, 2023

(in thousands, except per share data)

		ElectraMeccanica	Pro Forma Adjustments
	Xos, Inc. and Subsidiaries Historical	Vehicles Corp. and subsidiaries Historical	Reclassification Adjustments (Note 3)	Transaction Adjustments		Pro Forma Combined

Revenues	$44,523	$608	$-	$-		$45,131
Cost of goods sold	45,813	1,550	-	-		47,363
Gross profit (loss)	(1,290)	(942)	-	-		(2,232)

Operating expenses
General and administrative	37,698	32,450	7,563	6,307	aa	84,018
Research and development	19,589	9,154	-	-		28,743
Sales and marketing	6,388	2,963	-	-		9,351
Acquisition related expenses	-	7,563	(7,563)			-
Impairment	-	1,929	-	-		1,929
Total operating expenses	63,675	54,059	-	6,307		124,041
Loss from operations	(64,965)	(55,001)	-	(6,307)		(126,273)

Other (expense) income, net	(12,047)	(2,133)	4,840	-		(9,340)
Change in fair value of derivative instruments	671	-	-	-		671
Change in fair value of earn-out shares liability	519	-	-	-		519
Interest income	-	4,908	(4,908)	-		-
Foreign exchange (gain)/loss	-	(68)	68	-		-
Gain on settlement of legal liabilities	-	-	-	-		-
Contract termination loss	-	713	-	-		713
Impairment of loan receivable	-	(6,000)	-	-		(6,000)
Loss before provision for income taxes	(75,822)	(57,581)	-	(6,307)		(139,710)
Provision (benefit) for income taxes	21	1	-	-		22
Net loss	$(75,843)	$(57,582)	$-	$(6,307)		$(139,732)

Net loss per share attributable to common shares
Basic	$(13.11)	$(0.48)				$(16.61)
Diluted	$(13.11)	$(0.48)				$(16.61)
Weighted-average shares outstanding (1)
Basic	5,787	119,289				8,411
Diluted	5,787	119,289				8,411

See accompanying notes to the unaudited pro forma combined financial information.

Xos, Inc.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 — Description of the Arrangement

Purchase Consideration

Subject to the terms and conditions of the Agreement, each ElectraMeccanica Share outstanding immediately prior to the Effective Time were transferred to Xos for 1,766,388 shares of Xos common stock, $0.0001 par value per share (the “Consideration Shares”).

The Agreement specifies that at the Effective Time:

i.	each ElectraMeccanica deferred share unit (DSU), performance share unit (PSU), and restricted share unit (RSU) that is outstanding immediately prior to the Effective Time will vest and be settled by ElectraMeccanica in exchange for one ElectraMeccanica Share, subject to applicable withholdings;

ii.	each ElectraMeccanica option to purchase ElectraMeccanica Shares that is in-the-money and outstanding immediately prior to the Effective Time, will be cancelled in exchange for a number of ElectraMeccanica Shares equal to the in-the-money value of such option, as calculated in accordance with the Agreement, subject to applicable withholdings;

iii.	each ElectraMeccanica option to purchase ElectraMeccanica Shares that is out-of-the-money and outstanding immediately prior to the Effective Time will be cancelled without any payment; and

iv.	each outstanding purchase warrant to acquire ElectraMeccanica Shares will remain outstanding following the closing of the Arrangement and will remain exercisable pursuant to the terms and conditions of the warrant certificates representing such ElectraMeccanica warrants.

Upon completion of the transaction, Xos stockholders and ElectraMeccanica shareholders owned approximately 79% and 21% of the combined company, respectively.

Note 2 — Basis of Presentation

Upon consummation of the Arrangement, the acquisition of ElectraMeccanica was accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805-50, Acquisition of Assets Rather than a Business, because the acquired set of assets and activities does not include a substantive process. Therefore, the acquired set of assets and activities did not meet the definition of a business. This determination was made with key judgments including the following:

●	ElectraMeccanica has discontinued, recalled, and repurchased all previously sold three-wheeled electric vehicles (the “SOLO”), because of a loss of propulsion issue that resulted in the vehicles being under a “do not drive” order from the National Highway Traffic Safety Association. All in-process research and development (“IPR&D”) projects to commercialize the SOLO or a new four-wheeled electric (the “E4”) have been terminated by ElectraMecannica. The IPR&D related to SOLO and E4 has nominal value and require significant time, cost, and engineering efforts to commercialize.

●	The majority of the assembled workforce is performing administrative tasks or working on the destruction of the remaining inventory and closing of leased facilities. The acquired assembled workforce does not contain sufficient engineers with the knowledge and skill set to commercialize ElectraMeccanica’s terminated IPR&D projects.

Accordingly, the purchase consideration provided by Xos to effect the Arrangement has been allocated to the acquired assets and assumed liabilities, with the excess net value of assets and liabilities recognized in Additional paid-in-capital (APIC).

The allocation of the acquisition consideration in the unaudited pro forma combined financial information is based upon estimated aggregate acquisition consideration of approximately $37.4 million.

Both Xos and ElectraMeccanica have a history of generating net operating losses and maintain a full valuation allowance against their net deferred tax assets. As a result, both entities have not previously reflected an income tax benefit or expense within the financial statement period presented. The Company has not identified any changes to the income tax positions due to the Arrangement that would result in an incremental tax expense or benefit. Accordingly, no tax-related adjustments have been reflected for the pro forma adjustments.

The following represents the estimated purchase consideration net assets acquired in the Arrangement (in thousands):

Purchase Consideration
Equity consideration (1)	$33,706
Transaction expenses (2)	3,732
Total purchase consideration	$37,438

Assets acquired
Cash and cash equivalents	$55,128
Restricted Cash	1,116
Prepaid expenses and other current assets	1,622
Other non-current assets	1,294
Liabilities assumed
Accounts payable	3,941
Other current liabilities (1)	1,446
Noncurrent liabilities (1)	16,335
Net assets acquired and liabilities assumed	$37,438

(1)	The Company assumed two lease facilities in connection with the ElectraMeccanica acquisition which are reflected in other current liabilities and other non-current liabilities of approximately $1.2 million and $16.0 million, respectively.

(2)	Transaction expense considers legal fees, accounting fees, and advisory fees, paid in closing the Arrangement.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the Arrangement occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

Note 3 — Reclassifications

Certain reclassifications of ElectraMeccanica’s historically presented amounts were made within the balance sheet and statements of operations to conform to Xos Inc. financial statement presentation.

Note 4 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma combined financial information are as follows (amounts in thousands):

a)	To reflect the cash payment incurred in connection with the Arrangement.

To reflect payment of severance payment due to executives due upon closing the arrangements and termination	$(1,977)
To reflect payment of contingent retention bonuses due upon closing of the Arrangement	(938)
To reflect the cash payment of ElectraMeccanica's transaction related costs	(7,412)
Net impact to cash and cash equivalents	$(10,327)

b)	Reflects the elimination of ElectraMeccanica’s historical equity balances in accordance with the acquisition method of accounting.

The par value of issued common stock resulted in value of $0.

To eliminate ElectraMeccanica’s historical APIC	$(398,868)
To reflect purchase consideration transferred in the Arrangement	37,438
Net impact to APIC	$(361,430)
To eliminate ElectraMeccanica's historical accumulated deficit	$340,437
To reflect the payment of seller expenses at the closing of the transaction.	(7,135)
To reflect the ElectraMeccanica's acceleration of retention bonus expense at closing of the acquisition	(938)
To reflect the expense associated with contingent severance payment	(1,977)
Net impact to accumulated deficit	$330,387
To eliminate ElectraMeccanica's historical accumulated other comprehensive loss	$(4,581)
Net impact to accumulated other comprehensive loss	$(4,581)

c)	To reflect the estimated value of the assets acquired and liabilities assumed as included in in Note 2.

d)	To reflect the effects of ASC 842 on the acquisition of ElectraMeccanica's operating leases. The lease liability is recorded at the present value of the remaining lease payments, as if the acquired leases were a new lease of the Xos as of the balance sheet date. The Company also recorded anasset retirement liability incurred connection with the assumed lease.

The below adjustment gives effect to severance expenses incurred in connection with the transaction that remained unpaid as of the Effective Time.

Historical lease accounting (as presented in ElectraMeccanica's historical financial statements)

To eliminate the historical right-of-use asset	$(7,336)
Net adjustment to right-of-use asset	$(7,336)

To eliminate the current portion of lease liability	$(1,029)
Net adjustment to current portion of lease liabilities	$(1,029)

To eliminate the noncurrent portion of lease liability	$(15,493)
Net adjustment to non-current portion of lease liabilities	$(15,493)

Recognized current and non-current liabilities (as conformed to Xos financial statement presentation)

To estimate accrued severance expense incurred and unpaid	$227
To reflect accrual of seller expenses unpaid as of the closing of the transaction	24
To recognize the current portion of lease liability based on the present value of lease payments	1,161
Net impact to Other current liabilities	$1,412

To estimate the asset retirement obligation associated with the acquired lease	$291
To recognize the noncurrent portion of lease liability based on the present value of lease payments	16,044
Net adjustment to other non-current liabilities	$16,335

e)	To reflect the cash payment of ElectraMeccanica's accrued transaction related costs immediately prior to the Arrangement.

f)	To eliminate share-based compensation liability associated with ElectraMeccanica awards, that was replaced with purchase consideration in connection with effecting the Arrangement.

Note 5 —Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

aa)	To reflect adjustments to general and administrative expenses (G&A) in connection with the Arrangement, including the following:

●	Eliminating the historical depreciation expense associated with property and equipment and amortization expense associated cloud computing assets.

●	Eliminating historical lease expense associated with the acquired operating right of use asset and lease liability, and record estimated lease expense resulting from the measurement of the lease liability in accordance with ASC 842.

●	Recording severance expense for executives with contingent payment terms, which became payable upon the double trigger criteria of (i) change in control and (ii) termination of employment which occurred at the Effective Time. In addition to reflecting expense incurred by ElectraMeccanica in connection with entering into and settling retention bonuses provided to certain executives that became payable upon consummation of the transaction.

●	Record ElectraMeccanica’s expense incurred with transaction costs incurred and paid immediately prior to the transaction.

Amounts in thousands	Year ended December 31, 2023
Eliminate historical depreciation of property and equipment	$(3,447)
Eliminate historical lease expense on the lease liability	(2,045)
Estimate lease expense based on adjusted lease liability	1,749
Severance expense associated with terminated employees, refer to Note 4 (a)(b)	1,977
Reflect ElectraMeccanica's transaction expenses associated with the Arrangement, refer to Note 4 (b)	7,135
Reflect the expense incurred in connection with payment of the retention bonuses, refer to Note 4 (a)(b)	938
Net adjustment to general and administrative expense	$6,307

Loss per share of the combined company

Represents the net loss per share of the combined company after the asset acquisition calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the asset acquisition, assuming the shares were outstanding since January 1, 2023. As the acquisition is reflected as if it occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable have been outstanding for the entire periods presented.

In thousands (except per share data)	Year Ended December 31, 2023
Pro forma net loss attributable to common shareholders	$(139,732)
Pro Forma weighted average shares calculation, basic and diluted
Xos (existing and continuing stockholders)	6,644
Shares issued to ElectraMeccanica shareholders	1,766
Pro forma weighted average shares outstanding—basic and diluted	8,410
Net loss per share—basic and diluted	$(16.61)